CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Intelligroup, Inc.:

        As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-11486, 333-31809, 333-56143, 333-67583, 333-73051, 333-94285 and 333-70244.


                                            ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 27, 2002